UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2008
Oracle Corporation
(Exact Name of Registrant
as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51788	54-2185193
(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 506-7000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT LIST
EXHIBIT 10.23

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Prospective Chief Financial Officer
On August 27, 2008, Oracle Corporation announced that Jeffrey E. Epstein has accepted our offer to become an Executive Vice President and Chief Financial Officer. Mr. Epstein, age 52, is expected to start as an Executive Vice President on September 8, 2008 and his appointment as Chief Financial Officer will be effective the day following the filing of our Form 10-Q for the first quarter of fiscal year 2009. Safra A. Catz, our current Chief Financial Officer, will remain as one of our Presidents and a Director on our Board. Mr. Epstein will be reporting to Ms. Catz and will have responsibility for finance, controller’s office, finance operations, tax, treasury, real estate, investor relations, audit and customer leasing.
Prior to joining us, Mr. Epstein served as Executive Vice President and Chief Financial Officer of Oberon Media, Inc., a privately held Internet game technology provider and publisher from April 2007 to June 2008. From June 2005 until its sale in March 2007, Mr. Epstein was Executive Vice President and Chief Financial Officer of ADVO, Inc., a direct mail media company. Mr. Epstein was a member of the Board of Directors of Revonet, Inc., a B2B marketing and database company, from January 2004 to December 2005, Chairman of the Board from December 2004 to December 2005 and the Acting President and Chief Executive Officer from June 2004 through December 2004. Mr. Epstein was the Senior Vice President and Chief Financial Officer of VNU’s Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research, from March 2002 until December 2003. Mr. Epstein also serves as a director of MDC Partners Inc. and priceline.com Incorporated.
Mr. Epstein’s employment with us will be at-will. His offer letter provides that he will be paid an annual salary of $700,000 and his target bonus for fiscal year 2009 will be $1,200,000, which will be awarded based on corporate and individual performance. After Mr. Epstein’s start date, a proposal will be submitted to the Compensation Committee of the Board of Directors to grant Mr. Epstein an option to purchase 1,000,000 shares of our common stock under our Amended and Restated 2000 Long-Term Equity Incentive Plan. This option will vest 25% each year beginning one year after the grant date. When Mr. Epstein joins us in September, we also expect to enter into our standard form of indemnification agreement with him pursuant to which we will indemnify him for certain actions he takes in his capacity as an Executive Vice President and our Chief Financial Officer. We will also reimburse Mr. Epstein for reasonable relocation expenses (so long as such expenses do not exceed $200,000) and for certain taxes owed as a result of our payment of these relocation expenses.
The description above is a summary of Mr. Epstein’s offer letter and employment agreement and is qualified in its entirety by the offer letter and employment agreement which are filed as Exhibit 10.23 to this report.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Exhibit

10.23	Offer letter dated August 19, 2008 to Jeffrey E. Epstein and employment agreement dated August 19, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Date: August 27, 2008	By:	/s/ Dorian Daley
		Name:	Dorian Daley
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit

10.23	Offer letter dated August 19, 2008 to Jeffrey E. Epstein and employment agreement dated August 19, 2008